SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) APRIL 1, 2000
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               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
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             (Exact name of registrant as specified in its charter)



    DELAWARE                       0-24035                         13-3968008
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 (State or other                 (Commission                     (IRS Employer
 jurisdiction of                 File Number)                    Identification
 incorporation)                                                     Number)


                       C/O DEMETER MANAGEMENT CORPORATION
          TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048
     (Address of Principal Executive Offices)                   (Zip Code)



       Registrant's telephone number, including area code: (212) 392-5454
                                                           --------------


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events
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     In connection with Morgan Stanley Tangible Asset Fund L.P. ("MSTAF")
becoming part of the Morgan Stanley Dean Witter Spectrum Series of continuously offered funds, MSTAF changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P. ("Spectrum Commodity") and effective April 1, 2000, Spectrum Commodity entered into an amended and restated management agreement with Morgan Stanley Dean Witter Commodities Management, Inc. (the "Trading Advisor").

     Additionally, effective December 1, 2000, Spectrum Commodity amended its amended and restated management agreement with the Trading Advisor under which the annual incentive fee paid by Spectrum Commodity to the Trading Advisor was changed from 20% to 17.5% of fund trading profits, as determined from the end of the last period in which an incentive fee was earned.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Spectrum Commodity has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Morgan Stanley Dean Witter Spectrum Commodity L.P.


                                    By:   Demeter Management Corporation,
                                          as General Partner



                                    By: /s/Robert E. Murray
                                        ----------------------------------------
                                        Robert E. Murray
                                        President

Dated:  April 25, 2001





                                        2


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                                  EXHIBIT INDEX

EXHIBIT                             DESCRIPTION
-------                             -----------

10.01 Amended and Restated Management Agreement between Morgan Stanley Dean Witter Spectrum Commodity L.P. and Morgan Stanley Dean Witter Commodities Management, Inc., dated April 1, 2000

10.02 Amendment to Management Agreement between Morgan Stanley Dean Witter Spectrum Commodity L.P. and Morgan Stanley Dean Witter Commodities Management, Inc., dated November 30, 2000